UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation	(Commission File	(I.R.S. Employer Identification No.)
or organization)	Number)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2011, StarTek, Inc. (the “Company”) entered into a business loan agreement and promissory note (together the “Agreement”) with UMB Bank Colorado, N.A. (“UMB Bank”) for a $7.5 million secured revolving line of credit.  The Agreement is effective November 8, 2011 through August 1, 2012.  This Agreement replaces the Company’s previous $7.5 million secured revolving line of credit with UMB Bank.  Under the Agreement, the amount available under the line of credit will be reduced by the amount of any proceeds received on the sale of the Company’s assets classified as held for sale in its Condensed Consolidated Balance Sheets, but in no event will it fall below $5 million.

Borrowings under the Agreement bear interest at the thirty day LIBOR index, plus 3.75%.  The interest rate shall never be less than 4.50% per annum.  This is an increase from the previous terms which were that borrowings bore interest, at the Company’s option at the time of the borrowing, of the thirty, sixty or ninety day LIBOR index, plus 3.25% and that the interest rate wouldn’t be less than 4.00% per annum.  Under the Agreement, UMB Bank maintains a security interest in all of the Company’s present and future accounts receivable, general intangibles, and owned real property.   In addition, under the Agreement, the Company is subject to certain financial covenants.  One of the covenants requires a tangible net worth of at least $75 million, which was reduced from a requirement of $83 million under the previous agreement.  In addition the Company’s covenant to maintain unencumbered liquid assets, defined as cash, certificate of deposits and marketable securities, decreased to at least $6.5 million as measured on the last day of each fiscal quarter from at least $10 million under the previous agreement. The other financial covenant remains the same, whereby the Company must maintain a cash flow coverage ratio, as defined in the Agreement, of greater than 1.50 to 1.0 measured on the last day of each fiscal quarter for the previous twelve months.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Promissory Note effective November 8, 2011 between StarTek, Inc., and StarTek USA, Inc., StarTek Canada Services, Ltd. and StarTek International, Ltd. and UMB Bank Colorado, N.A.

10.2	Business Loan Agreement effective November 8, 2011 between StarTek, Inc., StarTek USA, Inc., StarTek Canada Services, Ltd. and StarTek International, Ltd. and UMB Bank Colorado, N.A.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

By:	/s/ Lisa A. Weaver	Date: November 18, 2011
Lisa A. Weaver
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Promissory Note effective November 8, 2011 between StarTek, Inc., and StarTek USA, Inc., StarTek Canada Services, Ltd. and StarTek International, Ltd. and UMB Bank Colorado, N.A.
10.2	Business Loan Agreement effective November 8, 2011 between StarTek, Inc., StarTek USA, Inc., StarTek Canada Services, Ltd. and StarTek International, Ltd. and UMB Bank Colorado, N.A.